UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 14, 2006

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Fifth Avenue, Suite 2100 New York, NY 10111	10111
(Address of principal executive offices)	(Zip Code)

212-994-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 14, 2006, the stockholders of the registrant approved Amendment No. 3 to the Antigenics Inc. 1999 Equity Incentive Plan (the “Plan”) to allow for unrestricted stock awards. A copy of the Plan, as amended, is filed herewith as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of the election of directors at the Annual Meeting of Stockholders of Antigenics Inc. on June 14, 2006, Gamil de Chadarevian retired from the Board of Directors. At a meeting of the Board of Directors on June 15, 2006, Frank V. AtLee III was appointed to the Audit and Finance Committee of the Board of Directors.

Item 8.01 Other Events

On June 14, 2006, at the 2006 Annual Meeting of Stockholders of Antigenics Inc., the stockholders voted (i) to elect Margaret M. Eisen and Wadih Jordan as directors to hold office for terms of three years and until their respective successors are elected and qualified and (ii) to approve an amendment to our 1999 Equity Incentive Plan to allow for unrestricted stock awards.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	1999 Equity Incentive Plan, as amended

99.1	Tabulation of Stockholder Votes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: June 19, 2006	By:	/s/ Garo H. Armen
Garo H. Armen, Ph.D.
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	1999 Equity Incentive Plan, as amended

99.1	Tabulation of Stockholder Votes